Exhibit 15.01

September 23, 2024

The Board of Directors and Stockholders of

The Hartford Financial Services Group, Inc.

One Hartford Plaza

Hartford, Connecticut, 06155

We are aware that our reports dated April 25, 2024, and July 25, 2024, on our review of interim financial information of The Hartford Financial Services Group, Inc. and its subsidiaries (collectively “the Company”) appearing in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, and June 30, 2024, respectively, are incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut